Exhibit 10.23

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

AGILITI, INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Vesting Commencement Date:

Target Number of Performance Restricted Stock Units Granted:

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THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Agiliti, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Restricted Stock Units (“PRSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time in accordance with the terms of the Plan on the Grant Date unless such amendments are expressly intended not to apply to the PRSUs provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Performance Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of PRSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PRSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) Subject to the provisions of Sections 3(b) and 3(c) hereof, all of the PRSUs subject to this Agreement shall become time-vested on the three-year anniversary of the Vesting Commencement Date, provided that the Participant has not incurred a Termination prior to the vesting date. There shall be no proportionate or partial vesting prior to the vesting date. The PRSUs will be settled based on performance from 0% to 200% of target levels of performance based on actual levels of performance, as determined by the Committee in its sole discretion in accordance with Attachment A.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the PRSUs at any time and for any reason.

(c) Change in Control. If the Participant’s employment is terminated without Cause [or the Participant resigns for Good Reason] within one year following a Change in Control, (i) all unvested PRSUs will fully vest upon the Participant’s Termination and (ii) the PRSUs will be settled based on the greater of (A) actual performance as of the Change in Control, as determined by the Committee in its sole discretion in accordance with Attachment A and (B) the target number of PRSUs granted under this Agreement.

(d) Forfeiture. Subject to the provisions of Sections 3(b) and 3(c), all unvested PRSUs shall be immediately forfeited upon the Participant’s Termination for any reason[, provided that, to the extent the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason prior to the consummation of a Change in Control (each, a “Good Leaver Termination Event”), subject to the Participant’s compliance with the section of that certain employment agreement by and between the Participant and the Company, dated [•] entitled “Conditions to Payment” (the “Release Requirement”), (i) the time-vesting conditions associated with the PRSUs shall accelerate with respect to a prorated portion based on a ratio equal to (A) the number of days the Participant would have been employed during the period beginning on the Vesting Commencement Date if the Participant had remained employed through the first (1st) anniversary of the Good Leaver Termination Event divided by (B) 1095 (provided that such ratio shall not exceed one (1)), [provided, further, that if the Participant’s employment with the Company terminates in accordance with an orderly transition plan coordinated with the Board (“Orderly Transition”), the time-vesting conditions associated with the PRSUs shall accelerate with respect to a prorated portion based on a ratio equal to (x) the number of days the Participant would have been employed during the period beginning on the Vesting Commencement Date if the Participant had remained employed through the second (2nd) anniversary of the Orderly Transition divided by (y) 1095 (provided that such ratio shall not exceed one (1))], and (ii) in respect of any performance periods that have not yet completed as of the Good Leaver Termination Event [or Orderly Transition, as applicable] performance will be measured at the time of the Good Leaver Termination Event [or Orderly Transition, as

applicable] based on the sum of (A) actual performance through the Good Leaver Termination Event [or Orderly Transition, as applicable] plus (B) projected performance from the date immediately after the Good Leaver Termination Event [or Orderly Transition, as applicable] through the end of the applicable performance period based on the then current operating budget of the Company, last previously approved by the Board prior to the Executive’s Good Leaver Termination [or Orderly Transition, as applicable] after consultation with the then current Chief Executive Officer of the Company.]

4. Delivery of Shares. As soon as administratively practicable following the vesting of PRSUs pursuant to Section 3, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of vested PRSUs. All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book entry form, as determined by the Committee in its sole discretion. The value of the shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5. Dividends and Dividend Equivalent Rights. The cash dividends that would have been payable to the Participant had the unvested RSUs held by the Participant at the record date of such dividend been instead shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each unvested PRSU of the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash as PRSUs vest. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PRSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the PRSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, (i) any amount potentially payable to the Participant in respect of any dividend payable to holders of Common Stock shall be automatically forfeited for no consideration to the extent the PRSU to which they relate are forfeited for any reason prior to vesting and (ii) the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any PRSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the PRSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PRSUs as provided herein, unless and until payment is made in respect of vested PRSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. To the extent that the receipt, vesting or settlement of the PRSUs results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the PRSUs, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Agreement), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the PRSUs, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the PRSUs or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter, including but not limited to any term sheet the Participant may have entered into with the Company; provided, however, that the terms of Sections 15, 16, and 17 are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company and the Participant with respect to intellectual property, confidentiality, non-disclosure, non-competition or non-solicitation. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan as in effect on the Grant Date. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Employment. [Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.] Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PRSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13. Compliance with Laws. The grant of PRSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PRSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

14. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15. Non-Competition and Non-Solicitation.

(a) In consideration of the Company’s grant of the PRSUs hereunder, the Participant acknowledges that, during the course of the Participant’s employment with the Company and its Affiliates (the “Term”), the Participant shall become familiar with the trade secrets of the Company and its Affiliates and other Confidential Information (as defined below) concerning the Company and its Affiliates (and their respective predecessor companies) and that the Participant’s services have been and shall be of special, unique and extraordinary value to the Company and its Affiliates. Accordingly, the Participant agrees that during the Term and until end of the [first][second] anniversary of the Participant’s Termination, the Participant shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any Competing Business (as defined below) in the United States; provided, that the foregoing shall not prohibit the Participant from owning stock as a passive investor in any publicly traded corporation so long as the Participant’s ownership in such corporation, directly or indirectly, is less than 2% of the voting stock of such corporation. For purposes of this paragraph, “Competing Business” means company or other entity or organization engaged in the business of renting medical equipment products and providing various services related to medical and veterinary equipment including, without limitation, asset recovery and equipment brokerage, biomedical services, asset management, equipment outsourcing and maintenance and repair of medical equipment in the United States of America.

(b) During the Term and thereafter until the end of the [first][second] anniversary ofthe Participant’s Termination, the Participant shall not directly or indirectly (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate at any time within the one (1) year period before the Participant’s Termination, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate, except with the prior written consent of the Board, which consent will be given at the sole discretion of the Board.

16. Non-Disclosure. The Participant agrees that during and at all times after the Term, the Participant will keep secret all confidential matters and materials of the Company (including its Subsidiaries and Affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its Subsidiaries and Affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, “Confidential Information”), to which the Participant had or may have access and will not disclose such Confidential Information to any Person other than (i) the Company, its respective authorized employees and such other Persons to whom the Participant has been instructed to make disclosure by the Board, (ii) as appropriate (as determined by the Participant in good faith) to perform the Participant’s duties to the Company or its Affiliates, or (iii) in compliance with legal process or regulatory requirements. “Confidential Information” will not include any information which is in the public domain during or after the Term to the extent that such information is not in the public domain as a consequence of disclosure by the Participant in violation of this Agreement.

17. Intellectual Property, Inventions and Patents. The Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Affiliates and which are conceived, developed or made by the Participant (whether individually or jointly with others) while employed by the Company or its Affiliates (or their respective predecessors) (“Work Product”), belong to the Company or its Affiliates. The Participant shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

18. Modification. The Participant agrees and acknowledges that the duration and scope of the covenants described in Section 15, 16 or 17 are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Company and its Affiliates, that adequate consideration has been received by the Participant for such obligations, and that these obligations do not prevent the Participant from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Section 15, 16 or 17 are not reasonable, that consideration is inadequate, such restriction will be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in Section 15, 16 or 17 as will render such restrictions valid and enforceable.

19. Remedies.

(a) The Participant acknowledges that the Company will suffer irreparable harm as a result of a breach of this Agreement by the Participant for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Participant of any provision of this Agreement, the Company will, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security. Such relief will be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action by the Participant against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of this Agreement. The Participant agrees not to defend on the basis that there is an adequate remedy at law.

(b) Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has failed to abide by the provisions of Sections 15, 16, or 17 of this Agreement or any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any Affiliate and the Participant, then, in addition to and without limiting the remedies set forth in Section 19(a): (i) all PRSUs that have not been settled as of the date of such determination (and all rights arising from such PRSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and (ii) the Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to (A) the Fair Market Value of any shares of Common Stock previously received by the Participant pursuant to this Award (with such Fair Market value determined as of the date of receipt of such shares) and (B) all payments previously received in respect of Dividend Equivalents.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22. Section 409A of the Code.

(a) The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

(b) Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c) Notwithstanding any contrary provision in this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be paid no sooner than six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and all amounts not paid because of the foregoing limitation shall be paid upon expiration of such six (6) months period (or if earlier, the death of the specified employee).

(d) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.

23. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

24. Whistleblower Protections. Notwithstanding anything to the contrary, no provision of this Agreement shall be interpreted so as to impede the Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and the Participant shall not be not required to notify the Company that such reports or disclosures have been made.

25. Section 1833(b). § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the Participant has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Participant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

26. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

27. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time as provided in the Plan on the Grant Date; (b) the award of PRSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PRSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

28. Clawback Provisions. The PRSUs (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt of the PRSUs or the receipt or resale of any shares of Common Stock underlying the PRSUs) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such clawback policy.

29. Definitions.

(a) “Cause” means the following, as applicable (i) if the Participant is party to a written employment agreement with the Company, “Cause” shall have the meaning specified therein, and (ii) if the Participant is not a party to any such agreement, or if “Cause” is not defined in such agreement, “Cause” shall mean (A) the commission by the Participant of, or the indictment of the Participant for (or pleading guilty or nolo contendere to), a felony or a crime involving moral turpitude, (B) the Participant’s repeated failure or refusal to faithfully and diligently perform the usual and customary duties of the Participant’s employment or to act in accordance with any lawful direction or order of the Board, which failure or refusal is not cured within thirty (30) days after written notice thereof is given to the Participant, (C) the Participant’s material breach of fiduciary duty, (D) the Participant’s theft, fraud, or dishonesty with regard to the Company or any of its Affiliates or in connection with the Participant’s duties, (E) the Participant’s material violation of the Company’s code of conduct or similar written policies, (F) the Participant’s willful misconduct unrelated to the Company or any of its Affiliates having, or likely to have, a material negative impact on the Company or any of its Affiliates (economically or its reputation), (G) an act of gross negligence or willful misconduct by the Participant that relates to the affairs of the Company or any of its Affiliates, or (H) material breach by the Participant of any provisions of this Agreement.

(b) [“Good Reason” means the following, as applicable: (i) if the Participant is party to a written employment agreement with the Company, “Good Reason” shall have the meaning specified therein, and (ii) if the Participant is not a party to any such agreement, or if “Good Reason” is not defined in such agreement, “Good Reason” shall mean, without the Participant’s consent, (A) any material diminution in the Participant’s responsibilities, authorities or duties, (B) any reduction in the Participant’s base salary (except in the event of an across the board reduction in base salary applicable to substantially all senior executives of the Company), or (C) a relocation of the Participant’s principal place of employment by more than fifty (50) miles; provided, that no event described in clause (A), (B), or (C) shall constitute Good Reason unless (a) the Participant has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within thirty (30) days following the occurrence of such event, and (b) the Participant has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a resignation from employment by the Participant for Good Reason shall be effective on the day following the expiration of such cure period.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGILITI, INC.

By:

Name:

Title:

PARTICIPANT

Name:

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